As filed with the Securities and Exchange Commission on November 4, 2005

Registration No. 333-112295

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 3
TO FORM S-2

REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

Spescom Software Inc.

(Exact name of registrant as specified in its charter)

California	95-3634089
(State or other jurisdiction of	(IRS Employer Identification Number)
incorporation or organization)

10052 Mesa Ridge Court, Suite 100
San Diego, California 92121
(858) 625-3000
(Address, including zip code, and telephone number, including area code, of registrant‘s principal executive offices)

Agent for Service:	Copy to:
John W. Low	Russell C. Hansen
Chief Financial Officer and Secretary	Gibson, Dunn & Crutcher, LLP
Spescom Software Inc.	1881 Page Mill Rd.
10052 Mesa Ridge Court, Suite 100	Palo Alto, CA 94304
San Diego, California 92121	(650) 849-5300
(858) 625-3000
(Name and address, including zip code, and telephone number, including area code, of agent for service)

Approximate date of commencement of proposed sale of securities to the public: From time to time after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☐

If the registrant elects to deliver its latest annual report to security holders, or a complete and legible facsimile thereof, pursuant to Item 11(a)(1) of this Form, check the following box.  ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box.  ☐

DEREGISTRATION OF SECURITIES

The purpose of this Post-Effective Amendment No. 3 (this “Amendment“) to the Registration Statement on Form S-2 (Registration No. 333112295) (the “Registration Statement“) is to deregister all securities registered pursuant to the Registration Statement but unissued as of the date this Amendment is filed.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Diego, State of California, on this 4th day of November, 2005.

SPESCOM SOFTWARE INC.

/s/ JOHN W. LOW
John W. Low,
Chief Financial Officer and Secretary

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ KEITH STENTIFORD	Chief Executive Officer; Director	November 4, 2005
Keith Stentiford	(Principal Executive Officer)

/s/ JOHN W. LOW	Chief Financial Officer and Secretary	November 4, 2005
John W. Low	(Principal Financial and Accounting
Officer)

/s/ MICHAEL SILVERMAN	Chairman and Director	November 4, 2005
Michael Silverman

*	Director	November 4, 2005
D. Ross Hamilton

*	Director	November 4, 2005
Hilton Isaacman

*	Vice President, Strategic Marketing;	November 4, 2005
Johann Leitner	Director

*	Director	November 4, 2005
Larry D. Unruh

*	Director	November 4, 2005
James P. Myers

* /s/ JOHN W. LOW
John W. Low, Attorney-in-Fact

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